UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


LOYALTY SOURCE, INC.
(Name of small business issuer in its charter)

   DELAWARE                                                           11-377415
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)    Classification Code Number)      Identification No.)

6 Hutton Center Drive, Suite 1200
Santa Ana, California 92707
Telephone: (714) 882-7200
(Name, address, and telephone number of principal executive offices)

Lawrence Randall Lutz, Chief Executive Officer
6 Hutton Centre Drive, Suite 1200
Santa Ana, California 92707
Telephone: (714) 882-7200

 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED         PROPOSED
SECURITIES TO BE         BEING      MAXIMUM           MAXIMUM      AMOUNT OF
REGISTERED               REGISTERED OFFER PRICE      AGGREGATE    REGISTRATION
                                    PER SHARE        OFFER PRICE      FEE
Common Stock       1,500,000  $ 1.00      $1,500,000  $ 176.55
Common Stock(1)    2,210,000  $ 1.00(2)   $2,210,000  $ 260.12
                   ---------              ----------  --------
Total              3,710,000  $ 1.00      $3,710,000  $ 436.67

(1) Represents 2,210,000 common shares to be registered on behalf of selling shareholders.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.



THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT WITH SECTION 8(A), MAY DETERMINE.

Preliminary Prospectus Dated November 14, 2006    SUBJECT TO COMPLETION

Up to 1,500,000 common shares at $1.00 per common share
2,210,000 Common Shares on behalf of Selling Shareholders

$1,500,000

Loyalty Source, Inc.

There is no minimum investment amount.

The primary offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2007. There is no market for our securities. Our common stock is not currently listed on the NASD Over-The-Counter Bulletin Board. We have not yet applied to have our common stock quoted on the OTC Electronic Bulletin Board.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts. No one has agreed to buy any of our common shares.

The selling security holders will sell their common shares at $1.00 per common share for the duration of the offering. The selling security holders are acting as underwriters for Loyalty Source when reselling their securities. We will not receive any proceeds from the sale of any of these common shares.

The selling security holder offering will commence on the termination date of the primary offering and will terminate one year thereafter.

Consider carefully the risk factors beginning on page 6 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   Per Common Share     Maximum Offering
Price to Public                        $1.00                   $1,500,000
Proceeds to Loyalty Source             $1.00                   $1,500,000
  before expenses

The expenses for this offering are estimated at $40,000. The offering expenses will be paid from the proceeds in this offering if at least a minimum of $300,000 is raised. If less than $300,000 is raised, officers and directors have verbally agreed to advance the funds necessary to pay offering expenses.

TABLE OF CONTENTS

Prospectus summary                                                   5
Risk Factors                                                         7
-  We cannot offer any assurance as to our future financial
     results
-  We do not have a public market in our securities
-  We do not yet meet the requirements for our stock to be quoted
-  The initial price of $1.00 per common share may have little or no relationship
-  Future sales by our stockholders could cause the stock price to decline
-  We do not currently intend to pay dividends
-  You will experience immediate dilution
-  We are dependent on Lawrence Randall Lutz and key management personnel
-  Our major competitors could negatively impact our revenues
-  We may be susceptible to macroeconomic downturns
-  The initial prices of $0.30 and $0.60 may have little or no relationship
-  The selling shareholders may have liability because of their status as underwriters
Risk Factors Relating to the Consumer Discount Industry.
   - The number of competitors in the online coupon industry
   - If we are successful in capturing a large portion of the market, competition will increase at considerable cost
   - There may be patent issues that we are unaware that may affect the way we distribute and sell the product
   - Business could growth faster than infrastructure
Forward Looking Statements                                           13
Plan of Distribution                                                 14
Selling Security Holders                                             15
Business                                                             16
Use of proceeds                                                      18
Dilution                                                             19
Dividend policy                                                      21
Determination of offering price                                      21
Management's discussion and analysis of financial
  condition and results of operations                                21
Management                                                           24
Security Ownership of Certain Beneficial
   Owners and Management                                             26
Certain Relationships and Related Transactions                       27
Description of capital stock                                         27
Shares eligible for future sale                                      28
Disclosure of Commission position on indemnification                 29
     for Securities Act liabilities
Market for common equity and related stockholder matters             29
Experts                                                              29
Legal Proceedings                                                    30
Legal Matters                                                        30
Where you can find more information                                  30
Financial Statements                                                 31

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

Loyalty Source          We were incorporated on March 18, 2006 under the
laws of Delaware. Our principal offices are located at 6 Hutton Center Drive, Suite 1200, Santa Ana,
California 92707.  Our telephone number is (714)
882-7200.

Operations.             We are a development stage company focused on the
marketing and distribution of consumer benefits through loyalty programs. We have not earned any revenues to date.

Loyalty Source, Inc. is an application service provider of business-to-business marketing services and provides client-branded consumer savings and benefit programs to the client?s members, consumers and distribution channels. Participants in these programs will use discounts in the form of discount cards, coupons and other means to lower the cost of goods and services including fine dining, movies, automobile repairs and medical services among other things.

Primarily, we use Internet, mobile technology and card-based systems as the media for distribution of aggregated coupon discounts and benefits from merchants across America. This content of savings and discounts provide substantial benefits to consumers that result in a lower cost of living.
The average consumer can realize an annual saving which Loyalty Source believes may be greater than $1000. The discounts will be available both online for coupon distribution or offline through custom card programs. We offer unique card programs that add significant value which will extend our clients brand and customer loyalty. We will tie directly to the consumer transaction, seamlessly, and offer merchants a pay by performance product during the second phase of our development and operation.

Loyalty Source will capitalize on the use of card-based forms of payment, such as credit and debit cards.

The Offering            Loyalty Source hereby offers up to 1,500,000 common
shares at $1.00 per common share.

                        There is no minimum investment and no minimum offering amount.

Common stock
 Outstanding            22,210,000

Common shares to be
 Outstanding after
 Offering               23,710,000

Percent of common shares
 owned by current
 shareholders after
 maximum offering       50.84%

Gross Proceeds After
 Maximum Offering       $1,500,000

Common shares being
  registered on
  behalf of selling
  security holders      2,210,000

Sales by Selling
Security Holders        The selling security holders must sell at a fixed
price of $1.00 until our shares are quoted on the OTC Bulletin Board. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.

We are registering common shares on behalf of the selling security holders in this prospectus. We will not receive any cash or other proceeds in connection with the subsequent sales. We are not selling any common shares on behalf of selling security holders and have no control or affect on the selling security holders.

Use of Net Proceeds     The net proceeds, if the total net offering amount
is obtained, would be $1,460,000 and will be used for corporate operations and possible expansion as follows:

     Salaries                  539,435
     Travel & Entertain         75,565
     Programming               116,000
     Computer Hardware         215,000
     Marketing                 418,000
     Rent                       96,000
                             1,460,000

No minimum offering
  amount                There is no minimum offering amount.  We need
to raise a minimum of $1,000,000 to continue minimum operations for the next twelve months.
This will permit completion of an enhanced website and distribution platform which will include card-based products, marketing exposure, minimal working staff and minimal office equipment.


Market for our
 common stock            There is no market for our common stock.

Summary Financial Information:

                                                        June 30, 2006
                                                         (audited)

Cash                                                     $  237,071
Total Assets                                             $  732,832
Total Liabilities                                        $   23,258
Total Stockholders? Equity                               $  709,574


Statement of Revenues and Expenses

                                         From the Period from March 18,
                                          2006 (date of incorporation)
                                               Through June 30, 2006
                                                     (audited)

Revenue                                            $        0
Net Loss                                            $ (284,926)


Risk Factors

Our business is subject to numerous risk factors. The following is a discussion of all of the material risks relating to the offering and our business.

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We cannot assure you that we can operate in a profitable manner. We have a retained earnings deficit of $(284,926) as of June 30, 2006. Even if we obtain significant future revenues sufficient to expand operations, increased operational or marketing expenses would adversely affect our liquidity.

2. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We are not listed on the pink sheets or the NASD Over-The-Counter Bulletin Board. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

Currently the principal obstacles we have to our stock being quoted on any exchange include:

-   insufficient net assets,
-   only a few shareholders, and
-   non-reporting status
-   do not have sponsoring broker to list the company

Additionally, the liquidity of our common stock would be restricted even after public listing if Loyalty Source, Inc.?s common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of our common stock on the OTC Bulletin Board is below $5.00 per share, our common stock will come within the definition of a "penny stock." As a result, it is possible that our common stock may become subject to
the "penny stock" rules and regulations.   Broker-dealers who sell
penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;
-   Receive the purchaser's written consent to the transaction; and
-   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell Loyalty Source's common stock, and may affect the ability to resell Loyalty Source's common stock.

4. The initial price of $1.00 per common share may have little or no relationship to the market price.

The offering price of the common shares has been arbitrarily determined based on investors evaluation of the earning potential of Loyalty Source, Inc. without regard to the book value or market value of the
common shares comprised in the common shares.   The initial prices may
have little no relationship to the market price.

5. Future sales by our stockholders could cause the stock price to decline.

Prior to the offering, there has been no market for our common stock. All of the 22,210,000 common shares currently outstanding are subject to restrictions on sales pursuant to Rule 144. By the end of 2006, affiliates will be able to able to sell a portion of their common shares each quarter. No predictions can be made of the effect, if any, that market sales of common shares or the availability of such common shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

6. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our auditors have expressed reservations concerning our ability to continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. We are in the development stage and have incurred losses of $(284,926) since inception and have negative cash flows from operations. The future of Loyalty Source is dependent upon our ability to reach our milestones which consist of developing customer marketing, implementing sales, establishing procedures and developing our transactional card program. Additionally, we will need to obtain additional equity financing and upon future successful development and marketing of our products. Failure to reach the milestones or secure additional financing, if any, may result in our inability to continue as a going concern. The going concern opinion may limit our ability to obtain the financing required to stay in business, in which case you could lose your entire investment.

7. We do not currently intend to pay dividends. Any gain from an investment in Loyalty Source, Inc. will come from an increase in market price, which may not occur.

We anticipate that we will not declare dividends at any time in the foreseeable future. As a result, you will only realize a gain in your investment in Loyalty Source, Inc. from an increase in market price. We cannot assure you that an increase in market price will occur.

8. There is the potential for further dilution of your interest in Loyalty Source.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.

9. If all 1,500,000 shares of this offering are sold you will experience immediate dilution of 92.6% of your investment.

Immediately after the offering the book value per common share will be $.093 or 90.7% less than the offering price. As a result, the investors who purchase common shares in this offering will contribute 58.49% of the total amount Loyalty Source, Inc. has financed but will own only 6.3% of the outstanding share capital and voting rights.

10. We are dependent on Lawrence Randall Lutz and key management personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

Our success is dependent upon, among other things, the services of Lawrence Randall Lutz, CEO, president and director. The loss of Mr. Lutz?s services, for any reason, could have a material adverse effect on our business, operations and financial condition. We do not have a key-man life insurance policy for Mr. Lutz.

The expansion of our business will place further demands on existing management and future growth. Profitability will depend, in part, on our ability to hire and retain the necessary personnel to operate our business. There is no certainty that we will be able to identify, attract, hire, train, retain and motivate other highly skilled technical, administrative, managerial, marketing and customer service personnel. Competition for such personnel is intense and there is no certainty that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

11. Similar technologies could negatively impact our revenues due to their large customer base and market recognition of competitors who may enter our business segment.

We have not yet generated any significant revenue from our business model compared to significant revenue that could be generated by these potential competitors.

12. The selling shareholders may have liability because of their status as underwriters. They may sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

13. Because we are not under any obligation to register your stock for resale in any particular state or foreign jurisdiction, you may incur significant costs in order to qualify or sell your stock.

In order to comply with state or foreign laws regarding the resale of our common stock in those jurisdictions, you will be responsible for ensuring compliance with all applicable securities laws. We are not under any obligation to register your stock for resale in any particular state of foreign country. You will be solely responsible for compliance with applicable securities laws in any jurisdiction in which you sell our stock.

14. Because we will incur significant administrative costs in becoming a reporting company and complying with reporting obligations, funds that we would normally use for business operations will be diverted.

We anticipate incurring approximately $50,000 over the next twelve months in connection with the filing of our registration statement and compliance with reporting obligations, such funds primarily expensed in legal and auditing fees. These funds will be derived from our cash on hand and any additional funds we raise. We would otherwise use such funds for our business operations including the expansion and maintenance of our sales and marketing department. Because these funds could be diverted from such operations, our business could be adversely impacted as a result.

15. Because our directors and officers own 53.4% of our issued and outstanding common stock, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our directors and officers own approximately 53.4% of the outstanding common shares of stock. Accordingly, they have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of the assets. They will also have the power to prevent or cause a change in control. The interests of our directors and offices may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Risk Factors Relating to the Coupon/Discount Industry

1. There are a number of competitors in the online coupon industry and some of them have been operating for quite some time.

Large amounts of funds have been already invested in research and development by coupon/discount corporations that are reflected in the numerous product lines available today. The coupon industry, particularly the hard copy version is usually distributed in newspapers as Free Standing Inserts and by mail through companies such as Val-Pak, is populated by several well-financed, public companies such as ADVO, Inc., Catalina Communications Corporation, Harte-Hanks, Inc., and Valassis Communications, Inc. any of which could collectively or singularly turn their interests toward our business model and bring them directly into competition with Loyalty Source, Inc.

2. If Loyalty Source should be successful in its attempt to gain a significant share of the coupon market, then the competitors named in Risk Factor 1 will be the primary losers of that market share and it is anticipated that they will seek to regain that market share at considerable cost.

The four potential competitors named above had combined revenues in 2005 in excess of $4 billion. Loyalty Source management believes that, should it be successful in its endeavors, there may be a shift in consumer use of coupons particularly in the saving habits of those consumers who are technologically astute. This would move the consumers away from the use of hard copy coupons, which could have a dramatic affect on the competition.

Should that competition decide to engage in a marketing battle with Loyalty Source, the competitors? actions could have a highly negative impact on Loyalty Source, Inc., including the severe reduction of potential revenues or the removal of Loyalty Source, Inc. from the marketplace.

3. None of Loyalty Source, Inc.?s technology or business model particulars is proprietary.

The barriers to entry in Loyalty Source, Inc.?s business segment are low. The technology required to commence operations for any potential competitor are available off-the-shelf and the costs of such hardware and software are not onerous. The business model, with few exceptions, is not new and can be readily adopted by those with a basic knowledge of the coupon industry and mid-level technology.

4. While we fully develop our product, other products might be patented and enter the market with big impact.

While we have completed the primary stage development of our product we cannot assure you that other competing products will not enter the market and reduce the demand for our coupon distribution system thereby decreasing future revenues.

5. There is a risk that we will be unable to market our product by way of large corporations already having numerous consumers in their customer base as envisioned by our business plan.

It is a key element of our business plan that our product and services be marketed on a business-to-business model by which we must market to large corporations who will, in turn, then market our product and services to each of their customers on a customer-by-customer basis. Should those business customers of Loyalty Source, Inc. be unable to gain traction in their own customer base by trying to sell them our services, we will fail in our endeavor.

6. The marketing of any new product or service distribution method can involve substantial sums of capital and Loyalty Source, while in its early years, will be unlikely to have access to such capital should it become necessary.

We will require additional financing if the costs of marketing and sales exceed our planned budget and there can be no assurance that such financing will be available to Loyalty Source.

7. Our method of sales involves the marketing of our product and services to large corporations on a revenue-share model. Our anticipated level of revenue sharing could be altered.

Corporate customers may demand higher percentages of our revenues than anticipated in our budget, which would have a substantial effect on our profitability.

8.  Business customers could become competitors.

It is possible that, when presented with our business plan, corporate customers could decide to engage in the provision of discount coupons and benefits directly to their customers using their own methods, which of course, would require considerable time and resources on their part.

9.  Business could growth faster than infrastructure.

It is possible that the business could growth much faster than infrastructure and available resources. Clients and consumers could loose confidence during the time it takes for the business to adjust or raise sufficient capitol to sustain the growth curve.


                 Forward Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Loyalty Source, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Loyalty Source, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                         PLAN OF DISTRIBUTION

This prospectus relates to the sale of 1,500,000 common shares to the public and 2,210,000 common shares being registered on behalf of selling security holders.

   Primary Offering.   We will sell the common shares ourselves and do
not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement.

The common shares are being offered by Lawrence Randall Lutz and Camila Maz, officers and directors. Mr. Lutz and Ms. Maz will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Lutz or Ms. Maz.

Mr. Lutz and Ms. Maz are not subject to a statutory disqualification and is not an associated person of a broker or dealer. Additionally, Mr. Lutz and Ms. Maz primarily perform substantial duties on behalf of Loyalty Source otherwise than in connection with transactions in securities. Mr. Lutz and Ms. Maz have not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2007.

The selling security holder offering will commence on the termination of the primary offering and will terminate one year thereafter. The selling shareholders will sell their common shares at prevailing market prices or privately negotiated prices.

Our common stock is not traded over the counter. We intend to apply for the listing of our common stock on the Over The Counter Bulletin Board. The selling security holder may sell his common shares in one or more transactions. These may include "block" transactions in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at prevailing market prices.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchaser(s) of the common shares for whom they may act as agent.

The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares might be deemed to be underwriting discounts or commissions under the Securities Act.

Loyalty Source is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of Loyalty Source to their respective outstanding shareholders or partners.

Loyalty Source is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Loyalty Source will receive no portion of the proceeds from the sale of the common shares by the selling security holder and will bear all of the costs relating to the registration of this offering, other than any fees and expenses of counsel for the selling security holder. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holder.


SELLING SECURITY HOLDERS

This prospectus also relates to the resale of 2,210,000 shares of common stock by the selling security holders.

The selling security holders will not sell any of their common shares until the primary offering is terminated. The selling security holders will sell their common shares at $1.00 per common share until our common shares are quoted on the OTC bulletin board. Thereafter, the common shares may be priced at prevailing market prices or privately negotiated prices.

If the selling security holders engages in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling security holders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

The table below sets forth information with respect to the resale of shares of common stock by the selling security holders. We will not receive any proceeds from the resale of common stock by the selling security holders for common shares currently outstanding.

The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                         Amount   Total Shares  % Owned      Number of     % Owned
                             Being       Owned      Prior to    Shares Owned    After
                           Registered  Currently    offering   After offering  offering

Belle Cote Investments, Ltd(1)40,000      40,000      .18%          0            0%
Cape Holdings, Ltd.(2)        50,000      50,000      .23%          0            0%
Grant Caudwell                40,000      40,000      .18%          0            0%
Dadgad Notes, Ltd.(2)         50,000      50,000      .23%          0            0%
Steven Ferris                120,000     120,000      .54%          0            0%
Jeff Irvine                   30,000      30,000      .14%          0            0%
Gary McKay                    40,000      40,000      .18%          0            0%
McNabb Holdings, Ltd.(2)      50,000      50,000      .23%          0            0%
Riccio Geoconsulting, Ltd.(3) 40,000      40,000      .18%          0            0%
Luca Riccio                   70,000      70,000      .32%          0            0%
Theodore Sarniak              50,000      50,000      .23%          0            0%
Jack Schriber                 40,000      40,000      .18%          0            0%
Frank Stafford                50,000      50,000      .23%          0            0%
Standing Stone, Ltd.(2)       50,000      50,000      .23%          0            0%
Stratton SA(4)               115,000     115,000      .52%          0            0%
Castas Takkas                 80,000      80,000      .36%          0            0%
Greg Vislocky                150,000     150,000      .68%          0            0%
Michael Westlake              40,000      40,000      .18%          0            0%
0756627 B.C. Ltd.(2)          50,000      50,000      .23%          0            0%
Rand Armstrong                15,000      15,000      .07%          0            0%
Steven Bigelow                10,000      10,000      .05%          0            0%
Pat Bolger                    10,000      10,000      .05%          0            0%
Paul Bolger                   10,000      10,000      .05%          0            0%
Brian Roberts                  5,000       5,000      .02%          0            0%
Con Buckley                   10,000      10,000      .05%          0            0%
Linda L. Calgaro               5,000       5,000      .02%          0            0%
Ellyn Devito                  10,000      10,000      .05%          0            0%
Emboria Holding Ltd.(5)       20,000      20,000      .10%          0            0%
Excalibur Investments Ltd.(2) 50,000      50,000      .23%          0            0%
Ben Fairfoull                 10,000      10,000      .05%          0            0%
Paul Fang                      5,000       5,000      .02%          0            0%
S. Taylor Ferris              10,000      10,000      .05%          0            0%
Glendun Point SA (6)          50,000      50,000      .23%          0            0%
Constance Graves             25,000       25,000      .11%          0            0%
Jenifer Graves               14,000       14,000      .06%          0            0%
Richard Graves                5,500        5,500      .02%          0            0%
Gregg Gustafson               5,000        5,000      .02%          0            0%
Anita Henderson              10,000       10,000      .05%          0            0%
Karen Hoban                   6,000        6,000      .03%          0            0%
Susan Irvine                 10,000       10,000      .05%          0            0%
Jam Enterprises, Ltd.(7)     25,000       25,000      .11%          0            0%
Douglas E. Johnston           5,000        5,000      .02%          0            0%
Robert C. Johnston            5,000        5,000      .02%          0            0%
Philip Koo                   20,000       20,000      .10%          0            0%
Marion Lay                   20,000       20,000      .10%          0            0%
Dolores Longo               100,000      100,000      .45%          0            0%
Richard Manley               10,000       10,000      .05%          0            0%
Dennis J. Markle              5,000        5,000      .02%          0            0%
Paul Martinelli              10,000       10,000      .05%          0            0%


Alexandra Maz                 7,000        7,000      .03%          0            0%
Frida MdKay                  30,000       30,000      .14%          0            0%
Arthur Miller                10,000       10,000      .05%          0            0%
Winifred Miller              10,000       10,000      .05%          0            0%
Robert S. Mulligan            5,000        5,000      .02%          0            0%
Greg Patchell                30,000       30,000      .14%          0            0%
Marta Cecilia Restrepo       20,000       20,000      .10%          0            0%
Kathleen Sarniak              5,000        5,000      .02%          0            0%
Ted Sarniak                 100,000      100,000      .45%          0            0%
Gary Schriber                10,000       10,000      .05%          0            0%
Miriam Schriber              10,000       10,000      .05%          0            0%
Denny Segal                  25,000       25,000      .11%          0            0%
Charles Spradley             15,000       15,000      .07%          0            0%
Frank Stafford               50,000       50,000      .23%          0            0%
Ron Thiessen                 15,000       15,000      .07%          0            0%
John Thompson                40,000       40,000      .18%          0            0%
Raymond Tsang                10,000       10,000      .05%          0            0%
Marta Tognola                10,000       10,000      .05%          0            0%
Greg Vislocky                75,000       75,000      .34%          0            0%
Pamela Vislocky              10,000       10,000      .05%          0            0%
Victoria Vislocky            15,000       15,000      .07%          0            0%
Elain Walker                  7,500        7,500      .03%          0            0%
John Walker                  10,000       10,000      .05%          0            0%
Karen Westlake               10,000       10,000      .05%          0            0%
Ken Westlake                 20,000       20,000      .10%          0            0%
Tim Westlake                 10,000       10,000      .05%          0            0%

(1)Belle Cote Investment, Ltd. is controlled by Laura Young, a non-affiliate.
(2)Cape Holdings, Ltd., Dadgad Notes, Ltd., McNabb Holdings, Ltd.,
Standing Stone, Ltd., 0756627 B. C. Ltd. and Excalibur Investments Ltd.
are controlled by Phil Graves, a non-affiliate
(3)Riccio Geoconsulting, Ltd. is controlled by Luca Riccio, a non-affiliate.
(4)Stratton SA is controlled by Manon Lecueder, a non-affiliate.
(5)Emboria Holding Limited is controlled by Collin Heads, a non-affiliate.
(6) Glendun Point SA is controlled by Miguel Ayestaran, a non-affiliate.
(7)Jam Enterprises Ltd. is controlled by Ken Westlake, a non-affiliate.


Business

General.

We were incorporated on March 18, 2006 under the laws of Delaware. Our principal offices are located at 6 Hutton Centre Drive, Suite 1200, Santa Ana, California 92707. Our telephone number is (714) 882-7200. Our offices consist of 4450 square feet and are leased on a annual basis at the monthly lease rate of $ 8,900.

Operations.

We are a development stage company focused on the marketing and distribution of consumer benefits through loyalty programs. We have not earned any revenues to date.

Loyalty Source, Inc. is an application service provider of business-to-business marketing services and provide client-branded consumer savings and benefit programs to the client?s members, consumers and distribution channels. Participants in these programs will use discounts in the form of discount cards, coupons and other means to lower the cost of goods and services including fine dining, movies, automobile repairs and medical services among other things.

Primarily, we use Internet, mobile technology and card-based systems as the media for distribution of aggregated coupon discounts and benefits from merchants across America. This content of savings and discounts provide substantial benefits to consumers that result in a lower cost of living. The average consumer can realize an annual saving which Loyalty Source believes may be greater than $1000. The discounts will be available both online for coupon distribution or offline through custom card programs. We offer unique card programs that add significant value which will extend our clients brand and customer loyalty. We will tie directly to the consumer transaction, seamlessly, and offer merchants a pay by performance product during the second phase of our development and operation.

We capitalize on the use of card-based forms of payment, such as credit and debit cards that have steadily increased in the U.S. over the past ten years. According to The Neilson Report, total expenditures for transactions by U.S. consumers using card-based systems grew from $0.5 trillion in 1991 to $1.8 trillion in 2001. The proliferation of credit and debit cards has made the acceptance of card based payments a necessity for businesses, both large and small, in order to remain competitive. Consumer expenditures using card based payment methods are expected to grow to $4.2 trillion by 2011, or 48% of all U.S. payments, representing a compound annual growth rate of 9% from 2001 levels, according to The Neilson Report. We utilize these cards as a new distribution channel for offers and special discounts.

Competition.

There are a number of competitors in the online coupon industry is and some of them have been operating for quite some time. Large amounts of funds have been already invested in research and development by coupon/discount corporations that are reflected in the numerous product lines available today. The coupon industry, particularly the hard copy version usually distributed in newspapers as Free Standing Inserts and by mail through companies such as Val-Pak, is populated by several well-financed, public companies such as ADVO, Inc., Catalina Communications Corporation, Harte-Hanks, Inc., and Valassis Communications, Inc. any of which could collectively or singularly turn their interests toward the Internet for dissemination of the ability to use coupons by consumers and bring them directly into competition with Loyalty Source, Inc.

Governmental Regulation

There are no governmental regulations regarding our operations

Employees

We presently have four full-time employees and one part-time employee. We anticipate a fast growth to 20 employees and have secured the office space necessary for that growth. We intend to sub-lease office space on a month to month basis until it is needed as we are currently doing with Rocketinfo, Inc.

We have entered into oral employment agreements with our officers and the term of the verbal agreements is at will. There are no other material terms to the verbal agreements.

Reports to Security Holders

After the effective date of this registration statement, we will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we are not required to deliver our annual or quarterly reports to security holders, we would be pleased to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, NE, Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public
Reference Section of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.


Use of Proceeds

Any proceeds received from the sale of our common shares will be deposited directly into the operating account of Loyalty Source to fund our operations. We will be attempting to raise up to $1,500,000 from the sale of our common shares. These proceeds will be used as follows:

Total Proceeds               $1,500,000     $1,000,000       $ 500,000  $ 250,000
Offering Expenses(1)             40,000         40,000          40,000     40,000
                             ----------     ----------      ----------  ---------
Net Proceeds                 $1,460,000     $  960,000      $  460,000  $ 210,000

Salaries                       499,435        439,740         107,939      53,900
Travel & Entertainment          75,565         67,203          15,120      15,000
Programming                    116,000        116,000         116,000      50,000
Computer Hardware              255,000        164,941         164,941      35,100




Marketing                      418,000         76,116           8,000       8,000
Rent                            96,000         96,000          48,000      48,000
                            ----------     ----------      ----------   ---------
Net Proceeds Expended       $1,460,000     $  960,000      %  460,000   $ 210,000

(1)   Offering expenses consist of the following:

SEC Registration Fee. . . . . .    $    220.00
Printing and Engraving Expenses    $  1,000.00
Legal Fees and Expenses . . . .    $ 18,000.00
Accounting Fees and Expenses. .    $ 11,700.00
Stock Transfer Agency Fees . .     $  1,000.00
Travel and Entertainment           $  5,000.00
Miscellaneous . . . . . . . . .    $  3,080.00
                                   ----------
TOTAL . . . . . . . . . . . . .   $  40,000.00
                                          ==========

The offering expenses will be paid from the proceeds in this offering if at least $250,000 is obtained. If less than $250,000 is obtained, officers and directors have verbally agreed to advance the funds necessary to pay offering expenses. The advances are to be repaid when sufficient revenues are obtained.

None of the offering proceeds will be used to repay any amounts owing officers and directors.


Dilution

Assuming completion of the offering, there will be up to 23,710,000 common shares outstanding. The following table illustrates the per common share dilution as of June 30, 2006 that may be experienced by investors at various funding levels.

Funding Level                        $1,500,000        $1,000,000

Offering price                            $1.00           $1.00
Net tangible book
  value per common
  share before offering              $ .030         $ .030
Increase per common
  share attributable to
  investors                            .063           .044
                                     ------         -------
Pro forma net tangible
  book value per
  common share after
  offering                                  .093            .074
                                          ------          ------
Dilution to investors                       .907            .926

Dilution as a
  percentage of
  offering price                            93.7%           92.6%

Funding Level                           $500,000         250,000

Offering price                             $1.00           $1.00
Net tangible book
  value per common
  share before offering              $ .030         $ .030

Increase per common
  share attributable to
  investors                            .022           .011
                                     ------         ------

Pro forma net tangible
  book value per
  common share after
  offering                                  .052             .041
                                          ------           ------
Dilution to investors                       .948             .959
Dilution as a
  percentage of
  offering price                            94.8%            95.9%

Based on 22,210,000 common shares outstanding as of June 30, 2006 and tangible net assets of $709,574 utilizing audited June 30, 2006 financial statements.

The officers, directors, promoters and affiliated persons paid $0.001 per common share in comparison to the offering price of $1.00 per common share.

Further Dilution. In the future, Loyalty Source may issue equity and debt securities. Any sales of additional common shares may have a depressive effect upon the market price of Loyalty Source' common shares and investors in this offering.


Dividend Policy

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.


Determination of Offering Price

The offering price of the common shares was arbitrarily determined by Loyalty Source without any consideration of the actual value of our company, the amount of funds we will need to properly capitalize our business efforts, recent issuances of our shares, such as for cash and services, or what the market might pay for our stock.

Management's Discussion and Analysis of
Financial Condition and Results of Operations

Trends and Uncertainties. We are a development stage company. Our auditors have raised substantial doubt as to our ability to continue as a going concern. We have experienced a loss from operations from inception aggregating $(284,926). In addition, we have no revenue generating operations.

Our ability to continue as a going concern is contingent upon our ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which we operate.

Through this offering, we are pursuing financing for our operations. We will need a minimum of $1,000,000 over the next twelve months to commence and continue operations. Failure to secure such financing or alternatively, to raise additional debt or equity capital in the next twelve months and to develop our revenue base may result in Loyalty Source depleting our available funds and not being able pay our obligations. There can be no assurance that we could be able to continue our business plan.

Demand for Loyalty Source' future products will be dependent on, among other things, market acceptance of our proposed operations and general economic conditions that are cyclical in nature. Inasmuch as all of our activities are the revenues generated from the sale of antiques and collectibles, Loyalty Source? business operations may be adversely affected by changing consumer tastes, competitors and prolonged recessionary periods.

Capital and Source of Liquidity.

Investing Activities

For the period from March 18, 2006 (inception) through June 30, 2006, Loyalty Source acquired fixed assets of $16,041 and had an increase in security deposits of $109,408. Additionally, Loyalty Source had net cash flow from investing activities of $271,196 for the period from March 18, 2006 (inception) through June 30, 2006. As a result, Loyalty Source had net cash used in investing activities of $396,645 for the period from March 18, 2006 (inception) through June 30, 2006.

Financing Activities

For the period from March 18, 2006 (inception) through June 30, 2006, Loyalty Source, Inc. has raised $331,500 at $0.30 per share and $663,000 at $0.60 per share.

Results of Operations

We are a development stage company that has commenced operations. For the period from inception (March 18, 2006) to June 30, 2006, we did not receive any revenue and had general and administrative expenses of

$284,926. These expenses consisted of bank service charges of $847, communication expenses of $7,050, dues and subscriptions of $118, gifts of $90, licenses and permits of $220, office supplies of $3,251 payroll of $137,782, printing and reproduction of $980, professional fees of $91,623, rent of $29,629, repairs of $504 and travel of $12,832.

Plan of Operation. Loyalty Source has experienced a loss from operations of $(284,926) for the period from March 18, 2006 (inception) through June 30, 2006. In addition, Loyalty Source has no significant assets or no revenue generating operations.

We only have sufficient cash on hand to meet funding requirements for the next three to six months. We do not have sufficient cash on hand to meet funding requirements for the next twelve months. Although we intend to primarily fund general operations with revenues received from the programs and subscription sales of our loyalty products, we have not yet begun operations. If at least $1,000,000 is not raised, we will have to seek alternative funding through advances from our officers and directors, or debt or equity financing in the next twelve months that could result in increased dilution to the shareholders. No specific terms of possible equity or debt financing have been determined or pursued. The offering expenses will be paid from the proceeds in this offering if at least $250,000 is raised. If less than $250,000 is raised, officers and directors have verbally agreed to advance the funds necessary to pay offering expenses. The advances are to be repaid when sufficient revenues are obtained.

Management will pursue the following milestones in order to successfully complete our business plan.

Milestone                               Steps                     Timeline
1. Execute Sales Strategy     We have already begun selling our   2-3 months
         turnkey Product A to immediate
         opportunities and have secure a
         number of revenue producing
         contracts. This will allow us to
         test and begin generating revenue
as we begin developing phase two
of Products B and C.

2. Develop Marketing          Scripting, storyboarding and        2-3 months
   Materials & Video          production of video series
   ?Edutainment? Series       designed to educate and engage
                              the consumers in our programs and
                              products. The video series being
         produced in ?white label format?
         so it can be tailored for each of
         our clients at minimal expense.
Budget also includes collateral
materials and an email newsletter
series which is a derivation of
the video script.


3. Develop Technology and     Secure technology partners which    2-6 months
   Secure New Product         will provide product and services
   Partners                   to bundle with existing Product A.
         We have already begun negations
         with a Long-Distance and Mobile
         Solution partners to enhance
our product offering and value
proposition to our clients

4. Develop Phase Two of       Utilizing our technology partners   4-7 months
   Online Web Products        and our consumer and vender
   And Database               database, build our CRM (Consumer
                              Relationship Model) which tracks
                              Consumer experience and preference.
                              This database will also tie to our
consumer education marketing
efforts, merchant database to
measure redemption and provide
?dashboards? for our clients to
measure program/campaign performance
         and ROI in real-time.

5. Begin Selling Products     As the technology phase approaches  6-9 months
   B and C                    completion, we will begin to sell
                              Product B and C and generating
                              additional sources of revenue.

We are currently implementing milestone 1. No one milestone needs to be complete to pursue any other milestone.

Upon raising at least $500,000 and as additional offering funds and future revenues allow, we will begin milestone 2 through 5.

The costs and expenses involved in pursuing our ongoing operations are variable and will be based on market conditions and client opportunity.

We will continue to develop our plan for the next twelve months using a combination of proceeds of the offering and the cash flow generated from future sales and commissions. If we do not raise sufficient funds in this offering, we will still proceed with our plan of operation on a delayed basis until alternative funding, either through officer and director advances, debt or equity funding, yet to be determined.


Management

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at five pursuant to our bylaws. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The directors and executive officers are as follows:

NAME                          AGE        POSITIONS HELD             SINCE
Lawrence Randall Lutz         49           President/CEO/         Inception
                                                               (March 18, 2006)
                                            Director             To present

Keith L. Lutz                 26         CTO/Director     Inception (March 18, 2006)

Maria Camila Maz              38       Secretary/Treasurer   September 18, 2006
                                            Director

Our Lawrence and Keith Lutz are currently contributing their time on a full time basis and Ms. Maz contributing approximately 10 hours per week.

Business Experience of Officers and Directors

Lawrence Randall Lutz. Mr. Lutz has been chief executive officer and director of Loyalty Source since inception. From April 1998 to November 2002, Mr. Lutz was the Chief Marketing Officer for Weinstock Marketing. He developed the company?s New Media strategy and one-to-one targeted Internet marketing programs. These programs were first to market generating a new source of revenue for the company. From November of 2002 to January of 2005 he served as founder, Chief Executive Officer and of The Savings Network, Inc., which focused on the marketing and distribution of consumer savings in the form of coupons through the Internet. From February to November of 2005, Mr. Lutz assumed two short-term temporary assignments as COO for companies, Nikken and Natren in their turn-around and re-organizational efforts. These companies are Network Marketing - Direct Selling organizations who distribute their products world-wide. From November 2005 to the present, he has been founder, Chief Executive Officer and shareholder of the Loyalty Source, Inc., a development stage company focused on business to business loyalty marketing products and services. Mr. Lutz has completed various college courses related to his employment throughout his career.


Keith L. Lutz. Mr. Lutz has been chief technology officer and a director of Loyalty Source since inception. From September 2002 to July 2004, Mr. Lutz was an executive producer of No Boundaries Cinema, LLC, a company engaged in video production and multimedia applications. From July 2004 to August 2005, Mr. Lutz was a project manager at Utah Valley State University. From August 2005 to December 2005, Mr. Lutz was the director of information technology for NuWay Publishers, LLC, a publishing company. From January 2006 to April 2006, Mr. Lutz was a technology consultant for DDRM, Inc./Hilton, Inc., entities engaged in property management and construction. Currently Mr. Lutz is enrolled at Utah Valley State with 147 Credits completed towards graduation with a Bachelors of Science in Multimedia Communications Technology.

Maria Camila Maz. Ms. Maz has been an officer and director of Loyalty Source since September of 2006. From 2004-2005, Ms. Maz was president of Fusa Capital Corporation, a company engaged in search-for-video technology. From 2004-2005, Ms. Maz was a director for Blue Sky Corporation, a company developing an environmentally efficient engine device. From 2004 to present, Ms. Maz has been secretary/treasurer for Strategic Rare Earth Metals, a company engaged in the commercialization of rare earth metals and alloys. From 2002 to present, Ms. Maz has been president of Prosper Financial, Inc., a management services company. From 2005 to present, Ms. Maz has been president of Dulcin Izmir Corporation, a medical treatment company. From January 2006 to present, Ms. Maz has been a director of Rocketinfo, Inc., a company engaged in providing internet search technology. Rocketinfo has certain common shareholders with Loyalty Source.

Ms. Maz received a Bachelors of Science in Business Administration from the Universidad de Los Andes in Colombia in 1993. She completed French language and culture classes from the Institut Franco Scandinave in 1990 and French culture and civilization classes at the Universite de la Sorbonne in 1990. Ms. Maz attended the Academy of Art College for architectural design in 1998 and the San Francisco State University Hollistic Health in 1999.

The above named directors will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Executive Compensation

From inception to June 30, 2006, Keith and Lawrence Lutz have been paid $86,870 in cash compensation. Ms. Maz has received no compensation as an officer to date.

We have entered into oral employment agreements with officers Lutz and Lutz which commenced in February of 2006 and Ms. Maz began in September of 2006. The term of the oral agreements is at will. There are no other material terms to the oral agreements.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

   Option/SAR Grants in the Last Fiscal Year. There have not been any options /SAR grants made by Loyalty Source in the last fiscal year.

   Directors Compensation. We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of October 31, 2006, the number and percentage of outstanding shares of Loyalty Source common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name of Beneficial Owners     Common Stock                     Percentage(1)
                              Beneficially Owned    Before offering     After offering
Lawrence Randall Lutz            6,400,000                28.8%              27.6%
23 Presidio Street
Irvine, CA 92614

Keith L. Lutz                    1,600,000                 7.2%               6.9%
6 Hutton Centre Drive
Suite 1200
Santa Ana, CA 92707

Maria Camila Maz                 2,455,000                11.7%              11.2%
P.O. Box 331916
Miami, FL 33233

Ronald Weinstock                 1,600,000                 7.2%               6.9%
10127 Diamond Lake Road
Boynton Beach, Florida  33437

Officers and Directors as a
  Group (3)                     10,455,000                47.07%             44.10%

(1) Based upon 22,210,000 issued and outstanding as of October 31, 2006 and 23,710,000 common shares issued and outstanding assuming successfully completion of the offering.


Certain Relationships and Related Transactions

Family Relationship. Lawrence Randall Lutz, an officer and director of Loyalty Source, is the father of Keith L. Lutz, also an officer and director of Loyalty Source.

Note Receivable ? related party. The note receivable is due from Rocketinfo, Inc. which is related to Loyalty Source by virtue of certain common shareholders. In addition, from March 18, 2006 through August 24, 2006 the Lawrence Randall Lutz, CEO of Loyalty Source also acted as the CEO of Rocketinfo. Amounts due to Loyalty Source represent primarily shared expenses paid by Loyalty Source on behalf of Rocketinfo. Interest at the rate of 5% per annum is called for by the note and the note and interest are due upon the earlier of September 8, 2007 or the date that Rocketinfo. completes an equity financing in an amount of no less than $2,000,000.

Lease agreement ? related party. Under terms of a lease agreement Loyalty Source is obligated for future base rental payments as follows:

Through June           Office Space
------------           ------------
                            2007                   $167,003
                            2008                   $171,169
                            2009                   $160,406

Loyalty Source shares its premises with Rocketinfo. which has agreed to pay one half of the rent expense. However, there is no underlying agreement between Rocketinfo and Loyalty Source to this effect.

The offering expenses will be paid from the proceeds in this offering if at least $300,000 is obtained. If less than the 300,000 amount is obtained, officers and directors have verbally agreed to advance the funds necessary to pay offering expenses. The advances are to be repaid when sufficient revenues are obtained.


Description of Capital Stock

The following statements constitute brief summaries of Loyalty Source' certificate of incorporation and bylaws, as amended.

Common Shares. Loyalty Source' articles of incorporation authorize it to issue up to 100,000,000 common shares, par value $0.0001, and no preferred shares,

Liquidation Rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Loyalty Source legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Loyalty Source has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Loyalty Source. Accordingly, future dividends, if any, will depend upon, among other considerations, Loyalty Source' need for working capital and its financial conditions at the time.

Voting Rights. Holders of common shares of Loyalty Source are entitled to voting rights of one hundred percent. Holders may cast one vote for each common share held at all shareholders meetings for all purposes.

Other Rights. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common shares do not have cumulative voting features.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent. First American Stock Transfer will act as Loyalty Source' transfer agent.

Shares Eligible For Future Sale

There are currently 22,210,000 common shares outstanding. These common shares were issued from March to May 2006. In the future, common shares may be issued in private business transactions and equity offerings. All of the currently outstanding common shares and any additional common shares issued in private business transactions will be "restricted securities" and may be sold in the United States in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction, or with a market maker, an amount equal to the greater of 1% of Loyalty Source' outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Loyalty Source under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Market for Common Stock and
Related Stockholder Matters

There is no public trading market for our common shares. Our common stock is not traded over the counter.

Holders. As of October 31, 2006, the number of shareholders of common shares of Loyalty Source was 79.

Dividends. We have not declared any cash dividends on our common shares since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.


Experts

The financial statements of Loyalty Source appearing in this registration statement have been audited by Moore & Associates, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


Legal Proceedings

There are no legal proceedings, pending or threatened, against Loyalty Source or its officers or directors in their capacity with Loyalty Source at this time.


Legal Matters

Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Jody
M. Walker, Centennial, Colorado.


Where You Can Find More Information

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Lawrence Randall Lutz, Chief Executive Officer
6 Hutton Centre Drive, Suite 1200
Santa Ana, California 92707
Telephone: (714) 882-7200
Email: randy.lutz@theloyaltysource.com

Our fiscal year ends on June 30th. After the effective date of this registration statement, we intend to become a reporting company and file annual, quarterly and current reports with the SEC. At that time, you may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, NE, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


                   FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:

Report of Independent Registered Public Accounting Firm

Balance Sheet at June 30, 2006

Statement of Revenues and Expenses for the period from March 18, 2006 (inception) through June 30, 2006.

Statement of Changes in Shareholders' Equity for the period from March 18, 2006 (inception) through June 30, 2006.

Statement of Cash Flows for the period from March 18, 2006 (inception) through June 30, 2006.

Notes to Financial Statements

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Loyalty Source Inc. (A Development Stage Company) Las Vegas, Nevada

We have audited the accompanying balance sheet of Loyalty Source Inc. (A Development Stage Company) as of June 30, 2006, and the related statements of operations, stockholders? equity and cash flows from inception March 18, 2006, through June 30, 2006, and the period then ended. These financial statements are the responsibility of the Company?s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Loyalty Source Inc (A Development Stage Company) as of June 30, 2006 and the results of its operations and its cash flows from inception March 18, 2006, through June 30, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company?s lack of operations and accumulated deficit as of June 30, 2006 raises substantial doubt about its ability to continue as a going concern. Management?s plans concerning these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
October 30, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax
(702) 253-7501

LOYALTY SOURCE, INC.
(a Development Stage Company)

BALANCE SHEET
June 30, 2006

Assets
--------
Current Assets:
   Cash                                                  $  237,071
   Inventories - Note C                                     120,000
                                                         ----------

Total Current Assets:                                       357,071

Fixed Assets: on the basis of cost
   Leasehold improvements                                    10,464
   Furniture and fixtures                                    18,260
   Computer hardware and software                           242,472
                                                         ----------
                                                         $  271,196
   Less: Accumulated depreciation                           (20,884)

Total Fixed Assets:                                         250,312

Other Assets:
   Security deposit                                          16,041
   Notes receivable - Note D                                109,408
                                                         ----------
                                                            125,449
                                                         ----------

Total Assets                                             $  732,832
                                                         ==========

Liabilities and Stockholders' Equity
                  ------------------------------------

Current Liabilities:
   Accounts payable and accrued liabilities              $   23,258
                                                         ----------
      Total Current Liabilities                              23,258

Stockholders' Equity:
   Common stock, $.0001 par value, 100,000,000 shares
     authorized, 22,210,000 shares issued and outstanding   994,500

   Retained earnings deficit                               (284,926)
                                                         ----------
      Total stockholders' equity                            709,574
                                                         ----------
      Total liabilities and stockholders' equity         $  732,832
                                                         ==========

The accompanying notes are an integral part of these financial statements

LOYALTY SOURCE, INC.
(a Development Stage Company)


STATEMENT OF REVENUES AND EXPENSES

For the Period From March 18, 2006
(date of incorporation) Through June 30, 2006

Revenues:
   Sales                                                 $        -
                                                         ==========
                                                                  -

Expenses:

   General and administrative                              (284,926)
                                                         ----------
                                                           (284,926)

      Net loss                                           $ (284,926)
                                                         ==========

Basic net loss per share                                     0.0128
                                                         ==========
Weighted average common
  shares outstanding
  basic and fully diluted                                22,210,000
                                                         ==========



























The accompanying notes are an integral part of these financial statements

LOYALTY SOURCE, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQITY
For the Period From March 18, 2006 (date of incorporation)
Through June 30, 2006

                                 COMMON STOCK               Additional
                             --------------------             Paid-in    Accumulated
                             Shares         Amount             Capital      Deficit
                             ---------------------          -----------   ----------
Inception (March 18, 2006          -             -                    -            -
Founders Shares Issued
  March 18, 2006              20,000             -                                 -


Common Stock
Issued for Cash            1,105,000      $    110          $  331,390

Common Stock
Issued for Cash            1,105,000      $    110          $  662,890
                                                                          $ (284,916)
                           ---------      --------          ----------    ----------

Balance, June 30, 2006     2,230,000      $    220          $  994,280    $  709,574
                           =========      ========          ==========    ==========

The accompanying notes are an integral part of these financial statements

LOYALTY SOURCE, INC.
(a Development Stage Company)

STATEMENTS OF CASH FLOWS

                                                 For the Period From
                                                    March 18, 2006
                                               (date of incorporation)
                                                Through June 30, 2006

Cash flows from operating activities:
  Net income (loss)                                        $ (284,926)
  Adjustments to reconcile net loss to net cash used in operating activities:

      Depreciation                                              20,884
      Increase in inventory                                   (120,000)

Changes in operating assets and liabilities:
  Accounts payable and accrued liabilities                     23,258

          Net cash provided (used) in operating activities   (360,784)
Cash flows from investing activities:                        (271,196)
Acquisition of fixed assets                                   (16,041)
Increase in security deposits                                (109,408)
                                                           ---------
Total (Used In) Investing                                    (396,645)

Cash flows from financing activities:
  Proceeds from issuance of common stock, net                 994,500
                                                            ---------

          Net cash provided (used) by financing activities    994,500

          Net increase (decrease) in cash                   $  237,071

Cash at beginning of period                                          -
                                                           ----------

Cash at end of period                                       $  237,071
                                                            ==========

Supplemental information
  Taxes                                                     $        -
                                                            ==========
  Interest                                                  $        -
                                                            ==========




The accompanying notes are an integral part of these financial statements

LOYALTY SOURCE, INC.
(a Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period From March 18, 2006 (date of incorporation) Through June 30, 2006


Note A - Basis of Presentation

The financial statements included herein, presented in accordance with United State generally accepted accounting principles and stated in US Dollars, have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.


Note B - Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of the business. As at June 30, 2006, the Company has not commenced operations and has had no revenues. The Company's ability to continue as a going concern is contingent on the successful implementation of its projects and acquisition of clients as well as obtaining additional financing or capital investment in the event the development stage is prolonged beyond the period covered by the current resources. It is also dependent upon its ability to achieve and maintain profitable operations. Management plans to raise additional equity capital to finance the operating and capital requirements of the Company.
Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment as needed, and for other working capital purposes. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise doubt about the Company's ability to continue as a going concern. The financial statements do not include and adjustments that might arise from this uncertainty.

LOYALTY SOURCE, INC.
(a Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONT'D)

For the Period From March 18, 2006 (date of incorporation) Through June 30, 2006

Note C - Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles.
Income Taxes:

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not. The Company has a net operating loss carryover of approximately $284,926 as of June 30, 2006. The benefit of the net operating loss carryover of $284,926 as of June 30, 2006 has been offset by a valuation allowance of $284,926

Until its acquisition by the Company, Loyalty Source, Inc. elected to file its taxes as a limited liability company, whereby its profits and losses are passed through to its members. Accordingly, the Sunshine did not pay or accrue income taxes. Also, the Sunshine did not record an asset for the value of its net operating loss carryforwards.

Nature of Operations:

Since its inception and through the date of these financial statements the Company has been in the development stage. Its intention is to become an application service provider of business-to-business marketing services and loyalty programs. Each program will be uniquely tailored to meet the needs of clients by providing client-branded consumer savings and benefit programs to the client's members, consumers, and distribution channels. Participants in these programs will use discounts in the form of discount cards, coupons and other means to lower the cost of goods and services including restaurant dining, movies, groceries, medical services, etc.

Inventories:

Inventories consist of subscriptions which have been purchased by the Company and will be resold once operations commence. They are stated at cost.

LOYALTY SOURCE, INC.
(a Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONT'D)

For the Period From March 18, 2006 (date of incorporation) Through June 30, 2006

Fixed Assets:

Fixed Assets are stated at cost. Renewals and betterments are charged to the property accounts while the cost of maintenance and repair is charged to operations as incurred. Retirements and other dispositions of fixed assets are accounted for by removing the cost and related accumulated depreciation from the accounts and recording the resulting gain or loss in operations. Depreciation of fixed assets has been provided for generally on the double declining balance method in amounts sufficient to amortize the cost of depreciable assets over their estimated useful lives.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


Note D - Notes Receivable

The note receivable is due from Rocketinfo, Inc. which is related to the Company by virtue of certain common shareholders. In addition, from March 18, 2006 through August 24, 2006 the CEO of the Company also acted as the CEO of Rocketinfo, Inc. Amounts due to the Company represent primarily shared expenses paid by the Company on behalf of Rocketinfo, Inc. Interest at the rate of 5% per annum is called for by the note and the note and interest are due upon the earlier of September 8, 2007 or the date that Rocketinfo, Inc. completes an equity financing in an amount of no less than $2,000,000.


Note E - Commitments

Under terms of a lease agreement the Company is obligated for future base rental payments as follows:

Through June           Office Space
------------           ------------
                            2007                   $167,003
                            2008                   $171,169
                            2009                   $160,406

The Company shares its premises with Rocketinfo, Inc. which has agreed to pay one half of the rent expense. However, there is no underlying agreement between Rocketinfo, Inc. and the Company to this effect.

Prospectus

LOYALTY SOURCE, INC.


                               $1,500,000

Up to a maximum of 1,500,000 common shares
2,210,000 common shares on behalf of selling security holders

                          November 14, 2006


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until                   2006, all dealers and selling stockholders that
effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the registrant.

SEC Registration Fee. . . . . .    $    220.00
Printing and Engraving Expenses    $  1,000.00
Legal Fees and Expenses . . . .    $ 18,000.00
Accounting Fees and Expenses. .    $ 11,700.00
Stock Transfer Agency Fees . .     $  1,000.00
Travel and Entertainment           $  5,000.00
Miscellaneous . . . . . . . . .    $  3,080.00
                                   ----------
TOTAL . . . . . . . . . . . . .   $  40,000.00
                                          ==========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth particular information for all our securities sold for the past three years, without registration under the Securities Act.

At inception, current officers and directors received 20,000 at no cost.

During the first two quarters of 2006, Loyalty Source sold 1,105,000 common shares at $.30 cash per common share to the following individuals.

Belle Cote Investments, Ltd(1)40,000
Cape Holdings, Ltd.(2)        50,000
Grant Caudwell                40,000
Dadgad Notes, Ltd.(2)         50,000
Steven Ferris                120,000
Jeff Irvine                   30,000
Gary McKay                    40,000
McNabb Holdings, Ltd.(2)      50,000
Riccio Geoconsulting, Ltd.(3) 40,000
Luca Riccio                   70,000
Theodore Sarniak              50,000
Jack Schriber                 40,000
Frank Stafford                50,000
Standing Stone, Ltd.(2)       50,000
Stratton SA(4)               115,000
Castas Takkas                 80,000
Greg Vislocky                150,000
Michael Westlake              40,000

(1)Belle Cote Investment, Ltd. is controlled by Laura Young, a non-affiliate.
(2)Cape Holdings, Ltd., Dadgad Notes, Ltd., McNabb Holdings, Ltd., Standing Stone, Ltd., 0756627 B. C. Ltd. and Excalibur Investments Ltd. are controlled by Phil Graves, a non-affiliate
(3)Riccio Geoconsulting, Ltd. is controlled by Luca Riccio, a non-affiliate.
(4)Stratton SA is controlled by Manon Lecueder, a non-affiliate.

During the first two quarters of 2006, Loyalty Source sold 1,105,000 common shares at $.60 cash per common share to the following individuals.

0756627 B.C. Ltd.(1)          50,000
Rand Armstrong                15,000
Steven Bigelow                10,000
Pat Bolger                    10,000
Paul Bolger                   10,000
Brian Roberts                  5,000
Con Buckley                   10,000
Linda L. Calgaro               5,000
Ellyn Devito                  10,000
Emboria Holding Ltd.(2)       20,000
Excalibur Investments Ltd.(1) 50,000
Ben Fairfoull                 10,000
Paul Fang                      5,000
S. Taylor Ferris              10,000
Glendun Point SA (3)          50,000
Constance Graves             25,000
Jenifer Graves               14,000
Richard Graves                5,500
Gregg Gustafson               5,000
Anita Henderson              10,000
Karen Hoban                   6,000
Susan Irvine                 10,000
Jam Enterprises, Ltd.(4)     25,000
Douglas E. Johnston           5,000
Robert C. Johnston            5,000
Philip Koo                   20,000
Marion Lay                   20,000
Dolores Longo               100,000
Richard Manley               10,000
Dennis J. Markle              5,000
Paul Martinelli              10,000
Alexandra Maz                 7,000
Frida MdKay                  30,000
Arthur Miller                10,000
Winifred Miller              10,000
Robert S. Mulligan            5,000
Greg Patchell                30,000
Marta Cecilia Restrepo       20,000
Kathleen Sarniak              5,000
Ted Sarniak                 100,000
Gary Schriber                10,000

Miriam Schriber              10,000
Denny Segal                  25,000
Charles Spradley             15,000
Frank Stafford               50,000
Ron Thiessen                 15,000
John Thompson                40,000
Raymond Tsang                10,000
Marta Tognola                10,000
Greg Vislocky                75,000
Pamela Vislocky              10,000
Victoria Vislocky            15,000
Elain Walker                  7,500
John Walker                  10,000
Karen Westlake               10,000
Ken Westlake                 20,000
Tim Westlake                 10,000
(1)Cape 0756627 B.C. Ltd and Excalibur Investments, Ltd., are controlled by
Phil Graves, a non-affiliate
(2)Emboria Holding Limited is controlled by Collin Heads, a non-affiliate.
(3) Glendun Point SA is controlled by Miguel Ayestaran, a non-affiliate.
(4)Jam Enterprises Ltd. is controlled by Ken Westlake, a non-affiliate.

All of the above issuances of common stock were made in non-public offerings to sophisticated investors under Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS

                INDEX TO EXHIBITS


EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
(a)     Exhibits
3.i      Articles of Incorporation
3.ii     By-Laws*
4.i      Form of Specimen of common stock*
5        Consent and Opinion of Legal Counsel, Jody
            Walker, Esq.*
      23.1     Consent of Independent Registered Accounting Firm


ITEM 28. UNDERTAKINGS

   (a) The undersigned registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
   (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (section 230.424 of this chapter);
   (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
   (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or o behalf o the undersigned small business issuer; and
   (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California on the 14th day of November, 2006.

Loyalty Source, Inc.

/s/Lawrence Randall Lutz
------------------------------
By: Lawrence Randall Lutz, President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Loyalty Source, Inc.
(Registrant)

By: /s/ Lawrence Randall Lutz               Dated: November 14, 2006
    -------------------------
    Lawrence Randall Lutz
Director, Chief Executive Officer


By: /s/Camila Maz                           Dated: November 14, 2006
    ----------------------
    Camila Maz
Chief Financial Officer,
Controller and Director

By: /s/Keith L. Lutz                        Dated: November 14, 2006
    ----------------------
Keith L. Lutz
Director